Exhibit 5.1

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110-1726
Tel. +1.617.341.7700
Fax: +1.617.341.7701
www.morganlewis.com

February 8, 2019

Kopin Corporation
125 North Drive, Westborough, MA 01581
Westborough, MA 01581

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a prospectus supplement, dated February 8, 2019 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333- 228549 (the “Registration Statement”) filed by Kopin Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public sale of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), up to an aggregate offering amount of $20,000,000, pursuant to the At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”), dated February 8, 2019, by and between the Company and Stifel, Nicolaus & Company, Incorporated. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, File No. 333-228549 (together with the Prospectus Supplement, the “Prospectus”). The Sales Agreement is being filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and bylaws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Sales Agreement, and (v) the written actions of the board of directors referenced above.

This opinion is limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Sales Agreement and a Placement Notice (as defined in the Sales Agreement), will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K filed with the Commission on February 8, 2019 (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the reference to this firm therein and under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP